UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2022

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)On July 7, 2022, at the annual general meeting of shareholders (the “Annual Meeting”) of Alkermes plc (the “Company”), the Company’s shareholders approved amendments to the Alkermes plc 2018 Stock Option and Incentive Plan to, among other things, increase the number of the Company’s ordinary shares authorized for issuance thereunder by 8,300,000 (the plan as so amended, the “2018 Plan”).

The preceding summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On July 7, 2022, the Company held its Annual Meeting. The final voting results for the Annual Meeting are as follows:

1.

Shareholders elected Emily Peterson Alva as a Class II director to serve for a one-year term expiring at the Company’s annual general meeting of shareholders in 2023 (the “2023 Annual Meeting”) or until her respective successor is elected and shall qualify, with the votes cast as follows: 141,958,396 votes for; 4,060,065 votes against; 51,033 votes abstaining; and 7,473,765 broker non-votes.

Shareholders elected Cato T. Laurencin, M.D., Ph.D. as a Class II director to serve for a one-year term expiring at the 2023 Annual Meeting or until his respective successor is elected and shall qualify, with the votes cast as follows: 143,284,802 votes for; 2,734,800 votes against; 49,892 votes abstaining; and 7,473,765 broker non-votes.

Shareholders elected Brian P. McKeon as a Class II director to serve for a one-year term expiring at the 2023 Annual Meeting or until his respective successor is elected and shall qualify, with the votes cast as follows: 141,621,798 votes for; 4,394,987 votes against; 52,709 votes abstaining; and 7,473,765 broker non-votes.

Shareholders elected Christopher I. Wright, M.D., Ph.D. as a Class II director to serve for a one-year term expiring at the 2023 Annual Meeting or until his respective successor is elected and shall qualify, with the votes cast as follows: 143,714,856 votes for; 2,304,330 votes against; 50,308 votes abstaining; and 7,473,765 broker non-votes.

2.

Shareholders approved, in a non-binding, advisory vote, the compensation of the Company’s named executive officers, with the votes cast as follows: 126,034,510 votes for; 19,942,736 votes against; 92,246 votes abstaining; and 7,473,767 broker non-votes.

3.

Shareholders ratified, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company, and authorized, in a binding vote, the Audit and Risk Committee of the Board of Directors of the Company (the “Board”) to set the independent auditor and accounting firm’s remuneration, with the votes cast as follows: 152,710,518 votes for; 797,168 votes against; and 35,573 votes abstaining.

4.	Shareholders approved the 2018 Plan, with the votes cast as follows: 130,853,855 votes for; 15,171,393 votes against; 44,246 votes abstaining; and 7,473,765 broker non-votes.

5.	Shareholders renewed Board authority to allot and issue shares under Irish law, with the votes cast as follows: 137,140,961 votes for; 16,314,738 votes against; and 87,560 votes abstaining.

6.

Shareholders renewed Board authority to disapply the statutory pre-emption rights that would otherwise apply under Irish law, with the votes cast as follows: 135,718,758 votes for; 17,709,849 votes against; and 114,652 votes abstaining.

Item 7.01 Regulation FD Disclosure

On July 7, 2022, the Company issued a press release related to the matters described in this Current Report on Form 8-K, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. This Item 7.01 and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

10.1	Alkermes plc 2018 Stock Option and Incentive Plan, as amended.
99.1	Press release issued by Alkermes plc dated July 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: July 7, 2022	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary

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